EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT


                    INTERNATIONAL ASSETS HOLDING CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

                  (7% CONVERTIBLE SUBORDINATED NOTES DUE 2014)

           THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 22, 2004, by and among INTERNATIONAL ASSETS HOLDING CORPORATION, a Delaware corporation (the "Company"), and the persons named as Holders on Schedule I to this Agreement (each a "Holder," and collectively the `Holders").

                                R E C I T A L S:

           A. The Company has authorized the issuance of up to $12,000,000 in principal amount of its 7% Convertible Subordinated Notes due 2014 (the "Notes").

           B. The Company has entered into this Agreement in order to induce the Holders to acquire the Notes.

           C. Each Holder will be deemed to be a party to this Agreement upon the purchase of the Notes to such Holder:

           NOW, THEREFORE, the parties hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

           Section 1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

           (a) "Common Stock" means the Company's common stock, par value $0.01 per share.

           (b) "Holders" means each person who acquires the Convertible Notes, and their permitted successors and assigns.

           (c) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.



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           (d) "Registrable Securities" means (i) the shares of Common Stock to be issued to the Holders upon the conversion of the Convertible Notes; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock. All Registrable Securities shall cease to be, or shall not become (as the case may be) Registrable Securities if (i) such securities have been disposed of by a Holder in a transaction which has been registered under the Act; or (ii) such securities are or become freely transferable under the Securities Act pursuant to Rule 144.

           (e) "Term" means the period from September 30, 2004 to September 30, 2006.

           (f) "SEC' means the Securities and Exchange Commission.

           (g) "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II

                               REGISTRATION RIGHTS

           Section 2.1 Demand Registration Rights.

           (a) If the Company shall receive, at any time during the Term, a written request (a "Registration Demand") from the Holders of at least twenty-five percent (25%) of the Registrable Securities (including shares of Common Stock issuable under Notes not yet converted) that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities (including shares of Common Stock issuable under Notes not yet converted), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2.1(b), effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered in the Registration Demand. The Company is obligated to effect only two (2) such registrations for all Holders as a group during the Term; provided, however, that in the event that such registration is to be made by means of an underwriting and such underwriting is not consummated, then any registration effected with respect to such underwriting shall not count as a Registration Demand for purposes of Section 2.1(a).

           (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's


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Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (the "Participating Holders") shall (together with the Company as provided in Section 2.1(e) enter into the underwriting agreement in customary form with the underwriter or underwriters selected for ting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this.
Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares.to be underwritten, then the Initiating Holders shall so advise all Participating Holders, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among such Participating Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Participating Holder.

           (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders bate signed by the President of the Company stating that in the good faith judgment of management of the Company, it would be detrimental to the Company and its shareholders for registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer. such filing for a period of not more than ninety (90) days after receipt of the Registration Demand; provided, however, that the Company may not exercise such right more than one time during each 12-month period.

           Section 2.2   "Piggyback" Registration Rights.
                          ------------------------------

           (a) If at any time after the date of this Agreement, but before expiration of the Term, the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each within twenty (20) days after mailing of such notice by the Company, the Company Holder given all, subject to the provisions of Section 2.5, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

           (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under
Section 2.2(a) to include any of the Registrable Securities in such underwriting unless the Holders of such Registrable Securities accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the


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total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall include in the offering all of the securities to be issued by the Company and that number of securities to be sold by selling shareholders, including the Holders, which the underwriters believe will not jeopardize the success of the offering. The securities of the selling shareholders to be included in the offering shall be apportioned pro rata among the selling shareholders according to the total amount of securities which they are entitled to include in the registration statement, or in such other proportions as shall mutually be agreed to by such selling shareholders.

           Section 2.3 Registration at Option of the Company. The Company may at- any time elect to register any of the Common Stock issuable under the Notes under the Securities Act. Each Holder will cooperate with the Company in such registration. The Company will have the right to withdraw such registration at any time.

           Section 2.4 Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of one hundred twenty (120) days; provided, however, that the Company may suspend sales at any time under any registration statement immediately upon notice to each Holder at the last known address of such Holder, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there then exists material, non-public information relating to the Company which, in the reasonable opinion of management would not be appropriate for disclosure during that time.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders.

           (d) Use its best efforts to: (i) register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such United States jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction; and (ii) list such securities on such exchanges where the Common Stock may then be traded.


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           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Participating Holders shall also enter into and perform their obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registratic. statement at any time when a prospectus relating to Registrable Securities is required to delivered under the Securities Act of the happening of any event as a result of which prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           Section 2.5 Selection of Underwriter. In the case of any registration under Sections 2.1 of this Agreement, the Company shall have the right to select the underwriter or underwriters ering, subject to the consent of the majority of the Participating Holders, which consent unreasonably withheld.

           Section 2.6 Furnish Information. Each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's RegistrabIe Securities.

           Section 2.7 Expenses of Registration. The Company shall pay all expenses incurred in tection with any registration, filing or qualification pursuant to Article 2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company; provided, however, that underwriting discounts and commissions shall be borne by the Holders.

           Section 2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. The provision of this
Section 2.8 shall not limit any other remedies of a Holder arising from any breach of this Agreement by the Company, including any right to damages.

           Section 2.9 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.


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           Section 2.10 Holders' Covenants. Each Holder which participates in a registration of its Registrable Securities shall:

           (a) carefully review the information concerning such Holder contained in the applicable registration statement and shall promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

           (b) sell its Common Stock only in the manner and in accordance with the provisions set forth in the applicable registration statement;

           (c) such Holder shall comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time any registration statement remains effective;

           (d) only sell shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "blue sky" laws;

           (e) comply with all prospectus delivery requirements;

           (f) promptly notify the Company of any and all planned sales and completed sales of shares; and

           (g) suspend sales during the periods when sales are to be suspended pursuant to Section 2.1(c) of this Agreement.

                                  ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

           Section 3.1 Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this
Agreement:

           (a) To the extent permitted by law, (1) the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act or the Exchange Act, against any expenses, claims, damages or liabilities (collectively "Losses"), to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to


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state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and (2) the Company will pay as incurred to such Holder and each such underwriter and controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 3.1(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon written information furnished expressly for use in connection with such registration by any such Holder or any such underwriter or controlling person.

           (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, and each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of Securities Act or the Exchange Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any Loss to which any of the foregoing persons may become subject, un the Securities Act, the Exchange Act or other federal or state law, insofar as such Loss arises of or is based upon any Violation, in each case to the extent (and only to the extent) that Violation occurs in reliance upon written information furnished by such Holder expressly for in connection with such registration; provided, however, that the indemnity agreement contained on this Section 3.1(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; further provided, that in no event shall any indemnity under this Section 3.1(b) exceed the proceeds from the offering received by such Holder.

           (c) Promptly after receipt by an indemnified party under this Section
3.1 notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.1, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to parties; provided, however, that an indemnified party; shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party shall not relieve, it of any liability that it may have to any indemnified party otherwise than under this Section 3.1.


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           (d) The obligations of the Company and the Holders under this Section
3.1 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

           (e) If the indemnification provided for in this Article 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relative equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                   ARTICLE IV

                        ASSIGNMENT OF REGISTRATION RIGHTS

           Section 4.1 Assignment of Registration Rights. The rights of the Holder under this Agreement may be assigned by a Holder to a transferee or assignee; provided, however, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                                   ARTICLE V

                                  MISCELLANEOUS

           Section 5.1 Successors and Permitted Assigns. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any Party shall bind and inure to the benefit of the successors and permitted assigns of such Party.


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           Section 5.2 Severability. If any one or more the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable legal requirements, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. In the case of any such invalidity, illegality or unenforceability, the parties agree to use their commercially reasonable efforts to achieve the -purpose of such provision by a new legally valid and enforceable stipulation.

           Section 5.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED FULLY WITHIN THE STATE OF NEW YORK.

           Section 5.4 Consent to Jurisdiction. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York, or if such court does not have jurisdiction, the appropriate state court sitting in New York, New York, and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby may be litigated in such court. Each party irrevocably waives any objection which it may now or hereafter have to the laying the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party consents to process being served on such party in any such action or proceeding by a copy thereof being mailed by registered or certified mail to such party at the address set forth in Section 5.5 and that service shall be deemed to be completed upon the earlier of actual receipt and five business days after such copy shall have been posted to such address. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 5.4 shall affect the right of any party to serve legal process in any other manner permitted by law.

           Section 5.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered by hand, by registered and certified mail (postage prepaid with return receipt requested) or by overnight courier service, in each case addressed as follows:

           If to the Company:     International Assets Holding Corporation
                                  220 East Central Park
                                  Suite 2060
                                  Altamonte Springs, Florida 32701

           If to the Holders:     See Schedule I

or to such other address number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when so delivered by hand, on the fifth day following the date on which such communication is sent when delivered by registered and certified mail and on the first business day following the date on which such communication is sent when delivered by overnight courier service.


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           Section 5.6 Amendment or Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities (including any shares of Common Stock issuable under the Notes not yet converted). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and each of its successors and permitted assignees.

           Section 5.7 Headings Descriptive. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           Section 5.8 Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

           Section 5.9 Entire Agreement. This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, commitments or understandings, whether written or verbal, that the parties hereto may have had with respect to the subject matter hereof, including any drafts of a term sheet relating to the transactions contemplated hereby.

           Section 5.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY. VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.



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           IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                              COMPANY:
                              --------

                              INTERNATIONAL ASSETS HOLDING CORPORATION


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              HOLDERS:
                              --------

                              The persons listed on Schedule I to this Agreement



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